UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

GameStop Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051

(817) 424-2000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On June 9, 2021, the GameStop Corp. (the “Company”) announced the appointment of Matthew Furlong, age 42, as the Company’s President and Chief Executive Officer, effective on or about June 21, 2021. Prior to joining the Company, Mr. Furlong served as Country Leader, Australia for Amazon.com, Inc. (“Amazon”) since September 2019 and in various other roles at Amazon since October 2012, including as Director, Technical Advisor, Amazon North America. Prior to joining Amazon, Mr. Furlong served in various roles at The Procter & Gamble Company focused on brand, marketing and sales strategies.

In connection with his appointment as the Company’s President and Chief Executive Officer, the Company entered into a letter agreement with Mr. Furlong on June 9, 2021 describing the basic terms of his employment (the “Furlong Letter Agreement”). The Furlong Letter Agreement provides that Mr. Furlong’s starting annualized base salary will be $200,000 and that he will also be eligible to earn a total of $4,700,000 in sign-on bonuses, paid in 24 monthly installments, subject to his continuous employment with the Company through the payment date of the applicable installment unless he is terminated by the Company without Cause (as defined in the Furlong Letter Agreement). In each of the first 12 months of his employment with the Company, Mr. Furlong will receive a sign-on bonus installment of $229,167. In each of months 13 through 24 of his employment with the Company, Mr. Furlong will receive a sign-on bonus installment of $162,500. Mr. Furlong is also entitled to a relocation bonus in the amount of $250,000 to assist with the costs of his relocation to the Dallas/Fort Worth area. The Furlong Letter Agreement also provides that, on the first business day of the first calendar quarter that commences after the effective date of his employment, Mr. Furlong will be entitled to a grant of a number of restricted stock units or restricted shares of the Company’s Class A common stock determined by dividing $16,500,000 by the average closing price of the Company’s Class A common stock for the 30 trading days immediately preceding the grant date (the “Initial Equity Award”). This equity award will vest as follows: 5% on the first anniversary of the grant date, 15% on the second anniversary of the grant date, and 20% on each of the dates that are 30, 36, 42 and 48 months following the grant date, subject in each case to his continuous service to the Company through the applicable vesting date. Finally, the Furlong Letter Agreement provides that Mr. Furlong’s employment is conditioned on his execution of a non-competition, non-solicitation and confidentiality agreement.

Under the Furlong Letter Agreement, if Mr. Furlong’s employment is terminated by the Company without Cause (as defined in the Furlong Letter Agreement), he will be entitled to receive the following severance benefits: (i) an amount equal to six months of his base salary, (ii) an amount equal to six months of COBRA premiums for Mr. Furlong and his eligible dependents, (iii) any sign-on bonus installments which then remain unpaid and (iv) the vesting of that portion of the Initial Equity Grant, if any, that was otherwise scheduled to vest in the ordinary course during the six month period immediately following his termination date. Mr. Furlong’s eligibility for these severance benefits is subject to his execution of a release of claims against the Company and his compliance with any applicable post-employment covenants.

The foregoing description of the Furlong Letter Agreement is not complete and is qualified in its entirety by the full text of the Furlong Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

There are no other arrangements or understandings between Mr. Furlong and any other persons pursuant to which Mr. Furlong was named President and Chief Executive Officer. Mr. Furlong does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Furlong does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

As previously disclosed, on April 18, 2021, the Company and George E. Sherman, the Company’s Chief Executive Officer, entered into a Transition and Separation Agreement (the “Transition Agreement”), which provided for Mr. Sherman to step down as the Company’s President and Chief Executive Officer on the earliest of (i) July 31, 2021, (ii) the effective date of the Company’s appointment of a new Chief Executive Officer, or (iii) the date his employment with the Company ceases due to his death, disability or termination by the Company without cause. Accordingly, upon the effective date of Mr. Furlong’s employment with the Company, Mr. Sherman will step down as the Company’s President and Chief Executive Officer and, subject to his execution of a release and his compliance with post-employment covenants, will become entitled to the accelerated equity vesting described in the Transition Agreement. Mr. Sherman has agreed to continue to serve as a director of the Company, and he was reelected to the Board of Directors at the Company’s 2021 annual meeting of stockholders.

Appointment of Chief Financial Officer

On June 9, 2021, the Company announced the appointment of Mike Recupero, age 47, as the Company’s Chief Financial Officer, effective on or about July 12, 2021. Prior to joining the Company, Mr. Recupero served as Chief Financial Officer of the North American Consumer business of Amazon since January 2021 after serving as Chief Financial Officer of the Prime Video business of Amazon since April 2019 and previously serving as Chief Financial Officer of the European Consumer business of Amazon since October 2016. Prior to these roles, Mr. Recupero served in various other roles at Amazon focused on finance since joining Amazon in April 2004.

In connection with his appointment as the Company’s Chief Financial Officer, the Company entered into a letter agreement with Mr. Recupero on June 9, 2021 describing the basic terms of his employment (the “Recupero Letter Agreement”). The Recupero Letter Agreement provides that Mr. Recupero’s starting annualized base salary will be $200,000 and that he will also be eligible to earn a total of $3,600,000 in sign-on bonuses, paid in 48 monthly installments, subject to his continuous employment with the Company through the payment date of the applicable installment unless he is terminated by the Company without Cause (as defined in the Recupero Letter Agreement). In each of the first 12 months of his employment with the Company, Mr. Recupero will receive a sign-on bonus installment of $187,500. In each of months 13 through 24 of his employment with the Company, Mr. Recupero will receive a sign-on bonus installment of $95,833.33. In each of months 25 through 48 of his employment with the Company, Mr. Recupero will receive a sign-on bonus installment of $8,333.33. The Recupero Letter Agreement also provides that, on the first business day of the first calendar quarter that commences after the effective date of his employment, Mr. Recupero will be entitled to a grant of a number of restricted stock units or restricted shares of the Company’s Class A common stock determined by dividing $10,800,000 by the average closing price of the Company’s Class A common stock for the 30 trading days immediately preceding the grant date (the “Initial Equity Award”). This equity award will vest as follows: 5% on the first anniversary of the grant date, 15% on the second anniversary of the grant date, and 20% on each of the dates that are 30, 36, 42 and 48 months following the grant date, subject in each case to his continuous service to the Company through the applicable vesting date. Finally, the Recupero Letter Agreement provides that Mr. Recupero’s employment is conditioned on his execution of a non-competition, non-solicitation and confidentiality agreement.

Under the Recupero Letter Agreement, if Mr. Recupero’s employment is terminated by the Company without Cause (as defined in the Recupero Letter Agreement), he will be entitled to receive the following severance benefits: (i) an amount equal to six months of his base salary, (ii) an amount equal to six months of COBRA premiums for Mr. Recupero and his eligible dependents, (iii) any sign on bonus installments which then remain unpaid and (iv) the vesting of that portion of the Initial Equity Grant, if any, that was otherwise scheduled to vest in the ordinary course during the six month period immediately following his termination date. Mr. Recupero’s eligibility for these severance benefits is subject to his execution of a release of claims against the Company and his compliance with any applicable post-employment covenants.

The foregoing description of the Recupero Letter Agreement is not complete and is qualified in its entirety by the full text of the Recupero Letter Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

There are no other arrangements or understandings between Mr. Recupero and any other persons pursuant to which Mr. Recupero was named Chief Financial Officer. Mr. Recupero does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Recupero does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

As previously disclosed, on March 26, 2021, James A. Bell, the Company’s former Chief Financial Officer, ceased to be the Company’s Chief Financial Officer, and Diana Saadeh-Jajeh, the Company’s then Senior Vice President and Chief Accounting Officer, assumed of the role of interim Chief Financial Officer on March 24, 2021. Upon the effective date of Mr. Recupero’s employment, Ms. Saadeh-Jajeh will cease service as the Company’s interim Chief Financial Officer and will resume service as the Company’s Senior Vice President and Chief Accounting Officer.

Item 7.01	Regulation FD Disclosure.

On June 9, 2021, the Company issued a press release announcing the appointment of Mr. Furlong as its President and Chief Executive Officer and Mr. Recupero as its Chief Financial Officer, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated June 9, 2021, between GameStop Corp. and Matthew Furlong.

10.2	Letter Agreement, dated June 9, 2021, between GameStop Corp. and Mike Recupero.

99.1	Press release, dated June 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 9, 2021	By:	/s/ Diana Saadeh-Jajeh
Name: Diana Saadeh-Jajeh Title: Senior Vice President and Interim Chief Financial Officer